Exhibit 99.4

Letter to Registered Holders and DTC Participants Regarding the Offer to Exchange

TECO FINANCE, INC.

Any and All Outstanding 7.20% Notes Due 2011,

Any and All Outstanding 7.00% Notes Due 2012,

Any and All Outstanding 6.75% Notes Due 2015, and

Any and All Outstanding 6.572% Notes Due 2017,

Each Guaranteed by TECO ENERGY, INC.

for

a Like Principal Amount of Corresponding Notes

Registered Under the Securities Act of 1933

Pursuant to the prospectus dated                     , 2008

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2008 UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Registered Holders and Depositary Trust Company Participants:

TECO Energy, Inc. (the “Company”) and TECO Finance, Inc. (“TECO Finance”) are offering to exchange (the “Exchange Offer”), upon and subject to the terms and conditions set forth in the prospectus, dated                     , 2008 (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”): (i) TECO Finance 7.20% Notes Due 2011 (the “New 2011 Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for its outstanding 7.20% Notes due 2011 (the “Old 2011 Notes”); (ii) TECO Finance 7.00% Notes Due 2012 (the “New 2012 Notes”), which have been registered under the Securities Act, for its outstanding 7.00% Notes due 2012 (the “Old 2012 Notes”); (iii) TECO Finance 6.75% Notes Due 2015 (the “New 2015 Notes”), which have been registered under the Securities Act, for its outstanding 6.75% Notes due 2015 (the “Old 2015 Notes”); and (iv) TECO Finance 6.572% Notes Due 2017 (the “New 2017 Notes”), which have been registered under the Securities Act, for its outstanding 6.572% Notes due 2017 (the “Old 2017 Notes,” and together with the Old 2011 Notes, the Old 2012 Notes and the Old 2015 Notes, the “Old Notes”). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of December 21, 2007, among the Company, the Dealer Managers and the Holders named therein, with respect to the Old Notes.

We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

1. Prospectus, dated                     , 2008;

2. The Letter of Transmittal for your use and for the information of your clients;

3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Notes are not immediately available or time will not permit all required documents to reach the exchange agent prior to the Expiration Date, or if the procedure for book-entry transfer cannot be completed on a timely basis;

4. A form of letter which may be sent to your clients for whom you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer; and

5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

The Company will not pay any fee or commission to any broker or dealer or to any other person (other than the exchange agent for the Exchange Offer). The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer, on the transfer of Old Notes to it, except as otherwise provided in Instruction 7 of the Letter of Transmittal. The Company may reimburse brokers, dealers, commercial banks, trust companies and other nominees for their reasonable out-of-pocket expenses incurred in forwarding copies of the Prospectus, Letter of Transmittal and related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for exchange.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the exchange agent and certificates representing the Old Notes should be delivered to the exchange agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

If holders of Old Notes wish to tender, but it is impracticable for them to forward their certificates for Old Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under “The Exchange Offers—Guaranteed Delivery Procedures.”

Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the exchange agent, at its address and telephone number set forth on the cover of the Letter of Transmittal.

Very truly yours,

TECO FINANCE, INC. and

TECO ENERGY, INC.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL APPOINT OR CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures